FIRST AMENDMENT TO
                   PURCHASE AND SALE AGREEMENT
                  AND JOINT ESCROW INSTRUCTIONS

     THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "First Amendment") is entered into as of March 24, 1997, by and between QRE HOLDING COMPANY, a California corporation ("Seller"), and ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership ("Purchaser"), with reference to the following Recitals.

                                R E C I T A L S:

     A. Seller and Purchaser have previously entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of March 12, 1997 (the "Original Agreement"). All initial capitalized terms not otherwise defined herein shall have the meanings set forth in the Original Agreement unless the context clearly indicates otherwise. References to "the Agreement" or "this Agreement" in the Original Agreement or in this First Amendment shall mean and refer to the Original Agreement, as amended by this First Amendment.

     B. Seller and Purchaser desire to amend the Original Agreement on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual promises, covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend the Original Agreement as follows:

1. Surety Financial Services Lease. Pursuant to Section 11(b) of the Agreement, Seller has previously forwarded to Purchaser for Purchaser's approval a copy of a proposed lease with Surety Financial Services and a 1/8" scale space plan (the "Surety
     Lease"). Purchaser has previously disapproved the Surety Lease based upon the economics of the proposed Surety Lease. In order to induce Purchaser to accept and approve the Surety Lease, Seller has agreed to give Purchaser a credit against the Purchase Price payable at the Closing in the amount of Twenty Two Thousand and no/100s Dollars ($22,000.00). As full and complete compensation for Purchaser's approval of the Surety Lease,
     Section 3 of the Original Agreement is hereby amended to reduce the Purchase Price for the Property by Twenty Two Thousand and no/100s Dollars ($22,000.00) to Six Million Six Hundred Twenty-Eight Thousand and no/100s Dollars ($6,628,000.00). Purchaser expressly acknowledges and agrees that, upon consummation of the transaction contemplated by the Agreement, Purchaser shall be solely responsible for all costs of tenant improvements, rental concessions, and leasing commissions payable by the landlord in connection with the Surety Lease.

2. Closing. Section 15 of the Original Agreement is hereby amended to change the outside date for the Closing to not later than April 3, 1997.

3.   Amendment to Section 21(a).  Section 21(a) of the Original
     Agreement is hereby amended by adding the following to the end of such section:

     Provided the transaction contemplated by this Agreement is consummated, Seller hereby agrees, for a period of thirteen
     (13) months from the date of the Closing, (a) to maintain a minimum net worth in the amount of One Hundred Thousand and no/100s Dollars ($100,000.00), (b) to create a liquidating trust, in form reasonably satisfactory to Purchaser, in the amount of One Hundred Thousand and no/100s Dollars ($100,000.00), (c) to post a letter of credit, in form reasonably satisfactory to Purchaser, in the amount of One Hundred Thousand and no/100s Dollars ($100,000.00), or (d) to provide such other financial assurance as Seller in its sole discretion shall elect to cover Seller's One Hundred Thousand and no/100s Dollar ($100,000.00) contingent liability hereunder provided the form thereof is reasonably satisfactory to Purchaser.

4. Effect of this First Amendment. Except as amended and/or modified by this First Amendment, the Agreement is hereby ratified and confirmed and all other terms of the Original Agreement shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Original Agreement, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Original Agreement are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

5. Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto.


                    [Signatures on next page]
     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this First Amendment as of the date first above written.

SELLER:        QRE HOLDING COMPANY,
               a California corporation

               By:  /s/ Kevin A. Corbett
                    Its Authorized Signatory

               By:  /s/ Stanton H. Zarrow
                    Its Authorized Signatory


PURCHASER:     ARDEN REALTY LIMITED PARTNERSHIP,
               a Delaware limited partnership

               By:  ARDEN REALTY GROUP, INC.,
                    a Maryland corporation,
                    as General Partner

                    By:/s/ Richard S. Ziman
                    Its: Chairman and CEO